EXHIBIT 21

                               Subsidiaries


                                 State/other jurisdiction     Other
   Name                          of incorporation             trade name

   Pierce Manufacturing Inc.        Wisconsin                    N/A

   Summit Performance Systems, Inc. Wisconsin                    N/A

   Oshkosh Truck Foreign
     Sales Corporation Inc.         U.S. Virgin Islands          N/A

   Dover Technologies Inc.          Wisconsin                    N/A

   Pierce Manufacturing
     International Inc.             Barbados                     N/A